UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2016
Date of Report
(Date of Earliest Event Reported)

Commission File Number 000-54524

APPIPHANY TECHNOLOGIES HOLDINGS CORP.
 (Name of small business issuer in its charter)

Nevada	000-54524	30-0678378
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 West Broadway, Suite 700
Salt Lake City UT 84101
 (Address of principal executive offices)

(385) 212-3305
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 27, 2016, Appiphany Technologies Holdings Corp. (the "Company") entered into a Letter of Engagement (the "Agreement") with TOMS Shoes.  Under the terms of the Agreement, the Company shall utilize its online brand protection system, Watchdog/Watchdog Protect, to monitor counterfeiting, product diversion and grey market activities of TOMS Shoes' products and TOMS Shoes shall pay the Company a subscription fee of $2,350 per month.

The foregoing information is a summary of the Agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Engagement Agreement between the Company and TOMS Shoes

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

Dated: May 18, 2016	/s/ Rob Sargent
By: Rob Sargent
Its: Chief Executive Officer